UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

HAPC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Madison Avenue

New York, New York 10017

(Address of Principal Executive Offices)(Zip Code)

(212) 418-5070

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 12, 2007, HAPC, INC., a Delaware corporation (“HAPC”) entered into a non-binding Memorandum of Intent (the “MOI”) with I-Flow Corporation (“I-Flow”), InfuSystem, Inc. (“InfuSystem”) and Iceland Acquisition Subsidiary, Inc. with respect to the Stock Purchase Agreement, dated as of September 29, 2006, as amended (the “Stock Purchase Agreement”), by and among the foregoing parties.

The MOI contemplates a further amendment to the Stock Purchase Agreement which would reduce the original purchase payable by HAPC to I-Flow for all of the issued and outstanding capital stock of InfuSystem from $140,000,000 to $100,000,000 with contingent consideration to be paid several years from the closing date of the acquisition, provided that certain conditions related to the operations of InfuSystem’s business are met. The contingent consideration would be based upon the compound annual growth rate of HAPC’s consolidated revenues over the three year period ended December 31, 2010 and would be paid in 2011. The maximum potential amount of the contingent consideration is $12 million and would be payable to I-Flow if HAPC achieved a compound annual growth rate of 50% over the three year period.

The amendment to the Stock Purchase Agreement as contemplated by the MOI has not yet been executed by the parties thereto. After the amendment is executed and delivered, HAPC will distribute a supplemental proxy statement to its stockholders of record as of August 6, 2007.

The foregoing description of the MOI does not purport to be complete is qualified in its entirety by reference to the full text of the MOI filed as Exhibit 10.1 hereto which is incorporated by reference herein.

On September 12, 2007, HAPC also issued a press release announcing its entry into the MOI. The press release is filed as Exhibit 99.1 hereto and is also incorporated by reference herein.

Additional Information and Where to Find It

HAPC filed its Definitive Proxy Statement with the SEC on August 8, 2007. HAPC also mailed the Definitive Proxy Statement to stockholders of record as of August 6, 2007 on August 8, 2007. HAPC’s stockholders are urged to read the Definitive Proxy Statement and other relevant materials as they contain important information about the acquisition of all of the issued and outstanding capital stock of InfuSystem. HAPC stockholders may obtain a free copy of such filings at the SEC’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to HAPC, INC., 350 Madison Avenue, New York, New York 10017, Tel: (212) 418-5070.

HAPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HAPC in connection with the proposed acquisition of InfuSystem. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the Definitive Proxy Statement described above.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.
10.1	Memorandum of Intent, dated as of September 12, 2007, by and among I-Flow Corporation, InfuSystem, Inc., HAPC, INC. and Iceland Acquisition Subsidiary, Inc.

99.1	Press Release issued by HAPC, INC. on September 12, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPC, INC.

By:	/s/ John Voris
Name:	John Voris
Title:	Chief Executive Officer

Dated: September 13, 2007

Index to Exhibits

Exhibit No.
10.1	Memorandum of Intent, dated as of September 12, 2007, by and among I-Flow Corporation, InfuSystem, Inc., HAPC, INC. and Iceland Acquisition Subsidiary, Inc.

99.1	Press Release issued by HAPC, INC. on September 12, 2007